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                                                                     EXHIBIT 1.1


                         2,000,000 PREFERRED SECURITIES

                              FINOVA FINANCE TRUST
                               (A DELAWARE TRUST)

% CONVERTIBLE TRUST ORIGINATED PREFERRED SECURITIES(SM)("CONVERTIBLE TOPRS(SM)")
               (LIQUIDATION AMOUNT OF $50 PER PREFERRED SECURITY)


                              PURCHASE AGREEMENT


                                                                December  , 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INCORPORATED
     as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281

Ladies and Gentlemen:

         FINOVA Finance Trust (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.) (the "Delaware Act"), and The FINOVA Group Inc., a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Montgomery Securities, Morgan Stanley & Co. Incorporated and each of the other Underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, you shall hereinafter be


-----------------------

(SM) "Trust Originated Preferred Securities" and "Convertible TOPrS" are service marks of Merrill Lynch & Co., Inc.
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referred to as the "Representatives"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the
respective numbers of the Trust's   % Convertible Trust Originated Preferred
Securities (liquidation amount $50 per preferred security) (the "Convertible TOPrS") set forth in Schedule A hereto, and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional Convertible TOPrS to cover over-allotments. The aforesaid 2,000,000 Convertible TOPrS (the "Initial Preferred Securities") to be purchased by the Underwriters and all or any part of the 300,000 Convertible TOPrS subject to the option described in Section 2(b) hereof (the "Option Preferred Securities") are collectively hereinafter called the "Preferred Securities."

         The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee"), pursuant to the Preferred Securities
Guarantee Agreement dated as of December   , 1996 (the "Preferred Securities
Guarantee Agreement") between the Company and Fleet National Bank, a national banking association ("Fleet"), as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Indenture (as defined herein) to pay all expenses relating to the administration of the Trust. Each Preferred Security will be convertible, in accordance with the terms of the Preferred Securities and the Indenture, at the option of the holder thereof into shares of common stock, par value $.01 per share, of the Company (the "Common Stock").

         The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase $103,092,800 aggregate principal amount (plus up to an additional $15,463,950 aggregate principal amount if the Underwriters' over-allotment
option is exercised) of    % Convertible Subordinated Debentures due 2016 (the
"Convertible Debentures") issued by the Company. The Common Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee
Agreement dated as of December    , 1996 executed by the Company (the "Common
Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"). The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated
Declaration of Trust of the Trust dated as of December    , 1996 (the
"Declaration") among the Company, as sponsor, Robert J. Fitzsimmons and Bruno A. Marszowski (the "Regular Trustees"), Fleet, as property trustee (the "Property Trustee"), and First Union Bank of Delaware, as Delaware trustee (the "Delaware Trustee," and together with the Regular Trustees and the Property Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Convertible Debentures will be issued pursuant
to an Indenture dated as of December    , 1996 (the "Indenture") between the
Company and Fleet, as trustee (the "Indenture Trustee").




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         The Offerors have filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (No. 333-15445), including the related preliminary prospectus or prospectuses, for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of
(i) the Preferred Securities, (ii) the Preferred Securities Guarantee, (iii) the Convertible Debentures, (iv) the Common Stock issuable upon conversion of the Preferred Securities and (v) certain junior participating preferred share purchase rights (the "Rights") issuable pursuant to an Amended and Restated Rights Agreement dated as of September 14, 1995, as amended (the "Rights Agreement"), between the Company and Harris Trust & Savings Bank, N.A. (successor to BankOne Arizona, N.A.), as rights agent (the securities set forth in the foregoing clauses (i) through (v) inclusive, collectively, the "Registered Securities"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated November 20, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described" or "referred to" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references



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of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Declaration, the Indenture and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         SECTION 1.  Representations and Warranties.

         (a) The Offerors jointly and severally represent and warrant to, and covenant and agree with, each Underwriter as of the date hereof, as of Closing Time (as defined in Section 2) and as of each Date of Delivery (as defined in Section 2), if any, as follows:

                  (i) The Offerors meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of either of the Offerors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and



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         warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus and that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Indenture Trustee, the Guarantee Trustee or the Property Trustee under the 1939 Act (each, a "Form T-1").

                  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) The accountants who certified the financial statements included in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) The financial statements of the Company and its consolidated subsidiaries included in the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at or as of the dates indicated and the results of their operations for the periods specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or of the Trust or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of the Trust, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary



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         course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the Indenture, the Convertible Debentures, the Guarantee Agreements and the Declaration and to purchase, own and hold the Common Securities issued by the Trust; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure of the Company to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries.

                  (vii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure of any such subsidiaries to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and all the capital stock of each such subsidiary is owned by the Company or its affiliates, directly or through subsidiaries, except for directors' qualifying shares, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                  (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement); all of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or other similar rights; the Registered Securities, the Common Securities, the Common Securities Guarantee, the Indenture, the Guarantee Agreements, the Rights Agreement, the Company's charter and by-laws and the Declaration conform and will conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws; the Trust is not in violation of the Declaration or its certificate of trust dated November 1, 1996 filed with the State of Delaware (the "Certificate of



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         Trust"); neither the Company nor any of its subsidiaries nor the Trust is in default in the performance or observance of any obligations, agreements, covenants or conditions contained in any contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company, any of its subsidiaries or the Trust is a party or by which any of them or any of their respective properties may be bound, except for such defaults which, alone or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on the Trust; and the execution, delivery and performance of this Agreement, the Indenture, the Convertible Debentures, the Guarantee Agreements, the Declaration, the Certificate of Trust, the Preferred Securities and the Common Securities (collectively, the "Operative Instruments"), the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and sale of the Preferred Securities, Common Securities, Convertible Debentures and Guarantees and the issuance of shares of Common Stock and Rights upon conversion of the Preferred Securities and Convertible Debentures), and the performance of the other obligations hereunder and thereunder, have been duly authorized by all necessary action on the part of the Offerors and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or the Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, any of its subsidiaries or the Trust is a party or by which the Company, any of its subsidiaries or the Trust may be bound or to which any of the property or assets of the Company, any of its subsidiaries or the Trust is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not, alone or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on the Trust, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Declaration or Certificate of Trust or, to the best knowledge of the Offerors, any applicable law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the execution, delivery and performance of the Operative Instruments, the consummation of the transactions contemplated by the Operative Instruments (including, without limitation, the issuance and sale of the Preferred Securities, Common Securities, Convertible Debentures and Guarantees and the issuance of shares of Common Stock and Rights upon conversion of the Preferred Securities and Convertible Debentures), and the performance of the other obligations under the Operative Instruments, except such as may have already been obtained and as to which the Offerors shall have advised you in writing and such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act or, if applicable, state securities or Blue Sky laws in connection with the purchase and distribution of the Registered Securities.

                  (x) The Company and its subsidiaries own or possess or have obtained, can obtain on reasonable terms or are in the process of obtaining all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to



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         carry on their respective businesses as presently conducted, except such as may be required under state securities or Blue Sky laws, if applicable, in connection with the purchase and distribution of the Registered Securities.

                  (xi) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, servicemarks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

                  (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the actual knowledge of the Offerors, threatened against or affecting, the Company or any of its subsidiaries, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business prospects of the Company and its subsidiaries considered as one enterprise or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the actual knowledge of the Offerors, threatened against or affecting the Trust; and there are no material contracts or documents of the Company, any of its subsidiaries or the Trust which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

                  (xiii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, in any such case which would be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (xiv) The financing contracts reflected in the consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 1996, and the financing contracts entered into by the Company or any subsidiary since such date, are legal, valid and binding obligations of the obligors enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness, and except where the failure of any such financing contracts to be legal, valid, binding or enforceable would not, individually or in the aggregate, have a



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         material adverse effect on the Company and its subsidiaries considered as one enterprise; the obligors thereunder are, in all material respects, in the good faith business judgment of the Company and except to the extent reflected or stated in the Prospectus, financially capable of performing their respective obligations thereunder, and any defaults in the payments under all such contracts in the aggregate are not of such amount that, were no more payments to be received under the financing contracts in respect of which such defaults exist, and after considering estimated collateral values to be recovered, the consolidated financial condition or operations of the Company and its consolidated subsidiaries would be materially adversely affected thereby, excluding impairment of related reserves.

                  (xv) Neither of the Offerors nor FINOVA Capital Corporation ("FINOVA Capital") is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xvi) This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

                  (xvii) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act; the Trust has the power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration and to comply with its obligations hereunder and thereunder; the Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement or instrument other than those described in the Registration Statement; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the Offerors will treat the Convertible Debentures as indebtedness of the Company for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (xviii) The Declaration has been duly authorized by the Company and, at the Closing Time, the Declaration will have been duly executed and delivered by the Company and the Regular Trustees and will be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of



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         commercial reasonableness; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.

                  (xix) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment of the consideration therefor as described in the Registration Statement, will be validly issued and (except as provided in Section 9.1(b) of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (xx) The Preferred Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered by the Trust against payment of the consideration therefor set forth in this Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to any preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

                  (xxi) Each of the Guarantee Agreements has been duly authorized by the Company and, at the Closing Time, each of the Guarantee Agreements will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness; and at the Closing Time, the Preferred Securities Guarantee Agreement will have been duly qualified under the 1939 Act.

                  (xxii) The Indenture has been duly authorized by the Company and, at the Closing Time, the Indenture will have been duly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness; and at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.



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                  (xxiii) The Convertible Debentures have been duly authorized by the Company; at the Closing Time, the Convertible Debentures will have been duly executed by the Company and, when issued and delivered in the manner provided for in the Indenture and sold and paid for as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness, and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the issuance of the Convertible Debentures is not and will not be subject to any preemptive or other similar rights.

                  (xxiv) The Company's obligations under the Guarantees are and will be subordinate and junior in right of payment to all liabilities of the Company and are and will be pari passu with the most senior preferred stock hereafter issued by the Company and any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company.

                  (xxv) The Convertible Debentures are and will be subordinate and junior in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company.

                  (xxvi) The shares of Common Stock issuable by the Company upon conversion of the Convertible Debentures and the Preferred Securities have been duly and validly authorized and reserved for issuance upon such conversion by the Company and such shares, when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion is not and will not be subject to any preemptive or other similar rights.

                  (xxvii) The Rights have been duly authorized by the Company and, when shares of Common Stock are issued and delivered by the Company upon conversion of the Preferred Securities and the Convertible Debentures, the Rights attached to such shares will be validly issued (unless the Rights have theretofore been redeemed or exchanged or have expired pursuant to the Rights Agreement).

                  (xxviii) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                  (xxix) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         Any certificate signed by any officer of the Company or any Trustee of the Trust and delivered to the Representatives or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and the Trust to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price of $50.00 per Preferred Security, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 Preferred Securities at the price of $50.00 per Preferred Security, less an amount per Preferred Security equal to any distributions payable on the Initial Preferred Securities but not payable on the Option Preferred Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities upon notice by the Representatives to the Offerors setting forth the number of Option Preferred Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Preferred Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as hereinafter defined) unless otherwise agreed by the Representatives and the Offerors. If the option is exercised as to all or any portion of the Option Preferred Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Preferred Securities then being purchased which the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Preferred Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment of the purchase price for, and delivery of the certificates evidencing, the Initial Preferred Securities shall be made at the office of the Company in Phoenix, Arizona, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 9:00 a.m. (Eastern time) on the third (or fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or at such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date being herein called "Closing Time"). In addition, in the event that any or all of the Option Preferred Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Preferred Securities shall be made at the above-mentioned offices or at such other place as shall be agreed upon by the Representatives and the Offerors, on each Date of Delivery as specified in the notice from the Representatives to the Offerors.

         Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the certificates for the Preferred Securities purchased by them. Certificates for the Initial Preferred Securities and the Option Preferred Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Preferred Securities and the Option Preferred Securities, if any, which such Underwriter has agreed to purchase. Merrill Lynch, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Preferred Securities or the Option Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) The certificates for the Initial Preferred Securities and the Option Preferred Securities, if any, will be made available for examination and packaging by the Representatives at or before 10:00 a.m. New York City time on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

         (e) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested by the Trust in the Convertible Debentures, the Company hereby agrees to pay the several Underwriters as compensation (the "Underwriters' Compensation") for their arranging for the investment therein of
such proceeds, $   per Preferred Security purchased by the Underwriters at the
Closing Time and each Date of Delivery, if any ($   in the aggregate assuming no
exercise of the Underwriters' over-allotment option or $      in the aggregate
assuming exercise of such over-allotment option in full). Such Underwriters' Compensation shall be payable to the Underwriters by wire transfer of immediately available funds to Merrill Lynch at the Closing Time and at each Date of Delivery (if any) or, if agreed by Merrill Lynch and the Company, by deduction from the amount payable by the Underwriters to the Trust in respect of the Preferred Securities being purchased on such date.

         SECTION 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

                  (a) The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or 434, as applicable and will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment or supplement to the

         Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus.

                  (b) The Offerors will give the Representatives notice of their intention to file or prepare any post-effective amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Representatives with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.

                  (c) The Company will deliver to each Representative a copy of each document incorporated by reference in the Prospectus.

                  (d) The Offerors will deliver to the Representatives a signed copy of the registration statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Representatives as many conformed copies of the Registration Statement and of each amendment thereto as the Representatives may reasonably request. The copies of the Registration Statement, and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) The Offerors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (f) If, at any time when a Prospectus is required by the 1933 Act to be given in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or counsel to the Company, to amend or supplement the Prospectus to make the Prospectus not misleading in the light of circumstances existing at the time it is delivered to a purchaser, the Offerors will forthwith amend or supplement the Prospectus (subject to Section 3(b) hereof), whether by filing documents pursuant to the 1934 Act or otherwise, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  (g) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate, but only to the extent that such qualification is required by law; provided, however, that neither of the Offerors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or trust in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Registered Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Preferred Securities or, in the case of such Convertible Debentures, for as long as such Convertible Debentures are issuable as contemplated by the Prospectus or, in the case of shares of Common Stock and Rights issuable upon conversion of Preferred Securities and Convertible Debentures, for so long as is required by applicable law. The Offerors will promptly advise the Representatives of the receipt by either of the Offerors of any notification with respect to the suspension of the qualification of the Registered Securities for sale or issuance, as the case may be, in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                  (h) The Company will, on behalf of the Trust, make generally available to the Trust's security holders as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) The Offerors will use their best efforts to effect the listing of the Preferred Securities and the Common Stock issuable upon conversion of the Preferred Securities on the New York Stock Exchange (the "NYSE"); if the Preferred Securities are exchanged for Convertible Debentures, the Company will use its best efforts to effect the listing of the Convertible Debentures on the exchange or quotation system on which the Preferred Securities were then listed.

                  (j) The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file, in accordance with the 1934 Act, all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (k) The Offerors will use the net proceeds received in connection with the sale of the Preferred Securities and the Convertible Debentures in the manner specified in the Prospectus under "Use of Proceeds".

                  (l) During the period beginning the date hereof and continuing for 90 days from such date, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, directly or indirectly, (I) sell, offer to sell, grant any option for the sale of, or otherwise dispose of, (a) any trust certificates or other securities of the Trust (other than the Preferred Securities and the Common Securities issued to the Company), (b) any preferred stock or any other security of the Company that is substantially similar to the Preferred Securities, (c) any shares of any class of common stock of the Company (other than (i) shares of Common Stock issuable upon conversion of the Preferred Securities or pursuant to the exercise of options or warrants outstanding on the date hereof and (ii) the grant of stock options or other stock-based awards (and the exercise thereof) to directors, officers and employees of the Company and its subsidiaries), (d) any debt securities of the Company that are substantially similar to the Convertible Debentures (other than the Convertible Debentures issued to the Trust) or (e) any other securities which are convertible into, or exercisable or exchangeable for, any securities of the type referred to in clauses (a) through (d) above (subject, however, to the same exceptions, to the extent applicable, as are set forth in clauses (a) through (d) above) or (II) enter into any swap or any other agreement or any transaction that transfers, directly or indirectly, the economic consequences of ownership of any of the securities described in clauses
         (a) through (d) above whether or not such swap is to be settled by delivery of such securities, in cash or otherwise.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of the obligations of the Offerors under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Securities, (iii) the fees and disbursements of the Company's and the Trust's counsel and accountants, (iv) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and all amendments thereto, of each preliminary prospectus, any Term Sheets, and of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, (vi) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee, (vii) the fees and expenses of the

Guarantee Trustee, (viii) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of sale of the Preferred Securities, (ix) any fees in connection with the rating of Preferred Securities and, if applicable, the Convertible Debentures, and (x) the fees and expenses incurred in connection with the listing on the NYSE of the Preferred Securities and the shares of Common Stock issuable upon conversion of the Preferred Securities, and, if applicable, the Convertible Debentures, (xi) the fees and expenses of any transfer agent, paying agent or registrar, and (xii) the cost of qualifying the Preferred Securities, and if applicable, the Convertible Debentures, with The Depository Trust Company.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Preferred Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the accuracy of the statements of the Company's officers or the Trustees, as the case may be, made in any certificate furnished pursuant to the provisions hereof, to the performance by the Offerors of all of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall be effective as of the time of execution of this Agreement; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. A Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) At Closing Time, you shall have received:

                           (1) The favorable opinion, dated as of the Closing
                  Time, of William J. Hallinan, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and scope satisfactory to the Representatives and to counsel for the Underwriters, to the effect that:

                                    (i) The Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                    (ii) The Company has corporate power and
                           authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                                    (iii) The Company is duly qualified as a
                           foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure of the Company to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries.

                                    (iv) Each subsidiary of the Company has been
                           duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its subsidiaries; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such capital stock is owned by the Company or its affiliates, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance or claim.

                                    (v) The authorized, issued and outstanding
                           capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (and in the line items corresponding to such column) and under the caption "Description of Capital Stock", and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                                    (vi) There are no legal or governmental
                           proceedings pending or to the best knowledge of such counsel threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are reasonably expected not to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries considered as one enterprise or on the Trust. Neither the Trust nor any of its property is subject to any pending or, to the best knowledge of such counsel, threatened legal or governmental proceedings.

                                    (vii) To the best of such counsel's
                           knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct (provided that such counsel need express no opinion as to the descriptions of the Operative Instruments), and no default exists by the Company or the Trust in the due performance or observance of obligations, agreements, covenants or conditions, which alone or in the aggregate are material, contained in any contracts, indentures, loan agreements, notes, leases or other instruments, which alone or in the aggregate are material, so described, referred to, filed or incorporated by reference.

                                    (viii) No consent, approval, authorization,
                           or order of any court or governmental authority or agency is required in connection with the execution, delivery and performance of the Operative Instruments by the Offerors, the consummation of the transactions contemplated in the Operative Instruments (including, without limitation, the issuance and sale of the Preferred Securities, Common Securities, Convertible Debentures and Guarantees and the issuance of shares of Common Stock and Rights upon conversion of the Preferred Securities and Convertible Debentures), and the performance by the Offerors of their other obligations under the Operative Instruments, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act or, if applicable, state securities laws; and the execution, delivery and performance of the Operative Instruments by the Offerors, the consummation of the transactions contemplated by the Operative Instruments (including, without limitation, the issuance and sale of the Preferred Securities, Common Securities, Convertible Debentures and Guarantees and the issuance of shares of Common Stock and Rights upon conversion of the Preferred Securities and Convertible Debentures), and performance by the Offerors of their other obligations under the Operative Instruments, do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or the Trust pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company, any of its subsidiaries or the Trust is a party or by which the Company, any of its subsidiaries or the Trust may be bound or to which any of the property or assets of the Company or any of its subsidiaries or the Trust is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company or the Trust of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company or the Trust.

                                    (ix) Each document filed pursuant to the
                           1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus, complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                                    (x) To the best knowledge of counsel, the
                           Company and its subsidiaries own or possess or have obtained adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonable be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

                                    (xi) Neither the Company nor FINOVA Capital
                           is an "investment company" or "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

                                    (xii) The Trust is duly qualified to
                           transact business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the Trust; and, to the best knowledge of such counsel, the Trust is not a party to or otherwise bound by any agreements or instruments other than those described in the Prospectus.

                                    (xiii) The Declaration has been duly
                           executed and delivered by the Regular Trustees and (assuming due authorization, execution and delivery by the Company, the Property Trustee and the Delaware Trustee) the Declaration constitutes a valid and binding obligation of the Regular Trustees, enforceable against the Regular Trustees in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness.

                  and to such further effect with respect to other legal matters relating to this Agreement and the sale of the Preferred Securities hereunder as counsel to the Underwriters may reasonably request. In giving such opinions such counsel may rely as to all matters of state law other than the Federal laws of the United States of America, the laws of the State of Arizona and the General Corporation Law of the State of Delaware (the "DGCL"), and as to all matters of foreign law, upon opinions of counsel satisfactory to counsel for the Underwriters, in which case, the opinion shall state that, although such counsel has not made an independent investigation of the laws of any jurisdiction other than the Federal laws of the United States of America, the DGCL and the laws of Arizona, such counsel believes that the Underwriters and he are entitled so to rely. In giving the opinions referred to in the foregoing clause (iv), such counsel may omit reference to a foreign subsidiary as long as (A) he shall have delivered to you a signed opinion of other counsel for such foreign subsidiary, satisfactory to counsel for the Underwriters, which other opinion shall give substantially the same opinions with respect to such foreign subsidiary as required by the foregoing clause (iv), and (B) he states that such other opinion is satisfactory to him and that although he has not made an independent investigation of the foreign laws applicable to such foreign subsidiary, he believes that the Underwriters are entitled to rely on such other opinion. Any such opinion may be in the form and contain such assumptions, qualifications and limitations as customarily appear in legal opinions issued in the jurisdiction in which any such opinion is rendered or as may have appeared in opinions previously delivered to Merrill Lynch by the Company's local counsel.

                           (2) The favorable opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP or Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for the Company and the Trust, dated as of Closing Time, in form and scope satisfactory to the Representatives and to counsel for the Underwriters, to the effect that:

                                    (i) The Company has corporate power and
                           corporate authority to enter into and to perform its obligations under the Operative Instruments to which it is a party and to purchase, own and hold the Common Securities issued by the Trust.

                                    (ii) The Trust has been duly created and is
                           validly existing in good standing as a business trust under the Delaware Act.

                                    (iii) Under the Delaware Act and the
                           Declaration, the Trust has the power and authority
                           (a) to enter into and perform its obligations under this Agreement, (b) to perform its obligations under the Declaration, (c) to issue and perform its obligations under the Preferred

                           Securities and the Common Securities and (d) to purchase and hold the Convertible Debentures.

                                    (iv) The Declaration has been duly
                           authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Regular Trustees, the Property Trustee and the Delaware Trustee) the Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness; and the Declaration has been duly qualified under the 1939 Act.

                                    (v) The Common Securities have been duly
                           authorized by the Declaration and, when duly issued and delivered by the Trust to the Company against payment of the consideration therefor as described in the Registration Statement, will be validly issued and, except as otherwise provided in Section 9.1 of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be owned of record by the Company; and the issuance of the Common Securities is not subject to preemptive or other similar rights arising under the Delaware Act or the Declaration.

                                    (vi) The Preferred Securities have been duly
                           authorized by the Declaration and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration; the holders of the Preferred Securities will be entitled to the same limitation of personal liability as extended to stockholders of private corporations for profit organized under the DGCL; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights arising under the Delaware Act or the Declaration. Such counsel may state that they bring to your attention that holders of Preferred Securities may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

                                    (vii) Each of the Guarantee Agreements has
                           been duly authorized, executed and delivered by the Company and, assuming, with respect to the Preferred Securities Guarantee Agreement, due authorization, execution and delivery thereof by the Guarantee Trustee, each of the Guarantee Agreements constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                                    (viii) The Indenture has been duly
                           authorized, executed and delivered by the Company and (when duly authorized, executed and delivered by the Indenture Trustee) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness; and the Indenture has been duly qualified under the 1939 Act.

                                    (ix) The Convertible Debentures have been
                           duly authorized by the Company and, when the Convertible Debentures have been duly executed by the Company and authenticated and delivered by the Indenture Trustee in the manner provided in the Indenture and paid for by the Trust of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including concepts of commercial reasonableness, and will be entitled to the benefits of the Indenture; and the issuance of the Convertible Debentures is not subject to preemptive or other similar rights arising under the charter or by-laws of the Company, under the DGCL or, to the best knowledge of such counsel, otherwise.

                                    (x) The shares of Common Stock issuable upon
                           conversion of the Convertible Debentures have been duly authorized and reserved by the Company for issuance upon such conversion and, if and when issued upon such conversion in accordance with the provisions of the Indenture at conversion prices equal to or in excess of the par value of such shares of Common Stock at such time, will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to preemptive or other similar rights arising under the charter or by-laws of the Company, under the DGCL or, to the best knowledge of such counsel, otherwise.

                                    (xi) This Agreement has been duly
                           authorized, executed and delivered by the Company and the Trust.

                                    (xii) No authorization, approval, consent or
                           order of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is required in connection with the issuance and sale of the Preferred Securities by the Trust to the Underwriters pursuant to this Agreement, the issuance and sale of the Common Securities by the Trust to the Company, the issuance and sale of the Convertible Debentures by the Company to the Trust, the issuance by the Company of shares of Common Stock and rights upon conversion of the Convertible Debentures or the execution, delivery or performance by the Company or the Trust of their respective obligations under this Agreement, the Indenture, the Convertible Debentures, the Guarantee Agreements, the Declaration, the Preferred Securities or the Common Securities, except that such counsel need not express any opinion as to (i) the rules and regulations of the NASD and (ii) laws other than those that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement. The execution, delivery and performance of this Agreement, the Declaration, the Guarantee Agreements and the Indenture (including, without limitation, the issuance and sale of the Preferred Securities, Common Securities, Convertible Debentures and the issuance of shares of Common Stock and Rights upon conversion of the Convertible Debentures) and the consummation by the Company and the Trust of the transactions contemplated hereby and thereby do not and will not result in any violation of the provisions of the charter or by-laws of the Company, the Declaration or any applicable law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company or the Trust.

                                    (xiii) The Trust is not required to be
                           registered under the 1940 Act.

                                    (xiv) Such counsel has been orally advised
                           by the staff of the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, was declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); and such counsel has been orally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, has been issued by the Commission and, to such counsel's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

                                    (xv) Each of the Registration Statement and
                           any 462(b) Registration Statement, as of its effective date and as of the effective date of any subsequent amendment thereto, and the Prospectus, as of its date and as of the date of any amendments or supplements thereto, appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations (except that in each case such counsel need not express an opinion as to documents incorporated or deemed to be incorporated by reference therein, the financial statements, schedules and other financial and statistical data included therein or excluded therefrom and any Form T-1, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except insofar as set forth in paragraph (xvi) and (xix) below).

                                    (xvi) The statements in the Prospectus under
                           the captions "Description of the Preferred
                           Securities," "Description of the Guarantee,"
                           "Description of the Convertible Debentures," "Effect of Obligations under the Convertible Debentures and the Guarantee" and "Description of Capital Stock," insofar as such statements constitute a summary of certain provisions of law or certain provisions of the Preferred Securities, the Common Securities, the Convertible Debentures, the Guarantees, the Indenture, the Declaration, the Guarantee Agreements, the charter and by-laws of the Company or the Rights Agreement, or legal conclusions, have been reviewed by such counsel and are, in all material respects an accurate summary of such provisions and legal conclusions.

                                    (xvii) The Trust will be classified for
                           United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures.

                                    (xviii) The Convertible Debentures will be
                           classified for United States federal income tax purposes as indebtedness of the Company.

                                    (xix) The discussion set forth in the
                           Prospectus under the caption "Certain Federal Income Tax Considerations" is a fair and accurate summary of the matters set forth therein, based upon current law and the assumptions stated therein; and the opinions of such counsel set forth under such caption are confirmed.

                           In rendering such opinion, such counsel (i) shall
                  state that such opinion is limited to matters arising under the laws of the States of New York, Illinois, and Delaware and the federal laws of the United States, (ii) may rely as to all matters of Delaware law (other than the DGCL) on the opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware) ("Delaware Counsel"), so long as such opinion of Delaware Counsel shall be addressed to you, as Representatives of the several Underwriters, shall expressly state that Brown & Wood LLP may rely on such opinion in rendering their opinion pursuant to this Agreement, and shall be in form and substance satisfactory to the Representatives and to counsel for the Underwriters, and (iii) shall state that, in rendering their opinion pursuant to this Agreement, Brown & Wood LLP may rely on such opinion of special counsel to the Company and the Trust with respect to matters involving the application of Delaware law as to the Trust, the Declaration, the Preferred Securities and matters related thereto.

                           (3) The favorable opinion of Shipman & Goodwin LLP,
                  counsel to the Property Trustee and Guarantee Trustee, dated as of the Closing Time, in form and substance satisfactory to the Representatives and counsel for the Underwriters, to the effect that:

                                    (i) Fleet National Bank is a national
                           banking association with trust powers, duly organized, validly existing and in good standing under the federal laws of the United States of America, with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under, the Declaration and the Preferred Securities Guarantee Agreement.

                                    (ii) The Declaration and the Preferred
                           Securities Guarantee Agreement have been duly authorized, executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness.

                                    (iii) The execution, delivery and
                           performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee or the Guarantee Trustee, respectively.

                                    (iv) No consent, approval or authorization
                           of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Property Trustee or the Guarantee Trustee of the Declaration or the Preferred Securities Guarantee Agreement, respectively.

                           (4) The favorable opinion of Morris, James, Hitchens
                  & Williams, counsel to the Delaware Trustee, dated as of the Closing Time, in form and scope satisfactory to the Representatives and counsel for the Underwriters, to the effect that:

                                    (i) First Union Bank of Delaware is a
                           Delaware banking corporation with trust powers, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under, the Declaration.

                                    (ii) The Declaration has been duly
                           authorized, executed and delivered by the Delaware Trustee and constitutes a valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness.

                                    (iii) The execution, delivery and
                           performance of the Declaration by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

                                    (iv) No consent, approval or authorization
                           of, or registration with or notice to, any federal or Delaware banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

                           (5) The favorable opinion, dated as of Closing Time,
                  of Brown & Wood LLP, counsel for the Underwriters, in form and scope satisfactory to the Representatives, with respect to the incorporation and legal existence of the Company, the legal existence of the Trust, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the

                  Representatives may require. In rendering such opinion, such counsel may rely, with respect to certain matters involving the application of Delaware law as to the Trust, the Preferred Securities and matters related thereto, to the extent they deem proper and specified in such opinion, upon the opinion of special counsel to the Company and the Trust delivered pursuant to Section 5(b)(2) hereof.

                           (6) In giving their opinions required by subsections
                  (b)(1), (b)(2) and (b)(5), respectively, of this Section , William J. Hallinan, Esq., Skadden, Arps, Slate, Meagher & Flom (Illinois) and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein and except for any Form T-1, as to which such counsel need make no statement), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), as of the date of the Prospectus or any such amended or supplemented prospectus or as of the Closing Time (or, if applicable, as of the Date of Delivery), included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or of the Trust, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of the Trust, in each case whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, President and Chief Executive Officer or a Senior Vice President or Vice President of the Company and of the chief financial officer or chief accounting officer of the Company and of the Regular Trustees of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties contained in Section 1 are true and correct as of Closing Time with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the

         1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, and substantially in the same form as the draft letter previously delivered to and approved by the Representatives.

                  (e) At Closing Time the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section , except that the "specified date" referred to in such letter shall be a date not more than five days prior to the Closing Time.

                  (f) At the date of this Agreement and at Closing Time, the Preferred Securities and Convertible Debentures shall have been rated at least BBB+ by Standard and Poor's Ratings Group ("Standard & Poor's") and at least Baa2 by Moody's Investors Service Inc. ("Moody's"); and, since the date of this Agreement, there shall not have occurred any downgrading in the ratings of any of the Convertible Debentures or any other securities of the Company or of the Preferred Securities by Standard & Poor's or Moody's or any other "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and neither Standard & Poor's nor Moody's nor any other "nationally recognized statistical rating organization" shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Convertible Debentures or any other securities of the Company or of the Preferred Securities.

                  (g) At the date of this Agreement and at the Closing Time, the Preferred Securities and the shares of Common Stock issuable upon conversion of the Preferred Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (h) At the date of this Agreement, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) On or prior to the date of this Agreement, the Company shall have delivered to the Representatives an agreement, substantially in the form of Exhibit A hereto, signed by Mr. Samuel L. Eichenfield, Chairman, President and Chief Executive Officer of the Company.

                  (j) At Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities, Common Securities and Convertible Debentures as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company and the Trust in connection with the authorization, issuance and sale of the Preferred Securities, Common Securities and Convertible Debentures as herein contemplated shall be reasonably satisfactory in form and scope to the Representatives and counsel for the Underwriters.

                  (k) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Preferred Securities, the representations and warranties of the Company and the Trust contained herein and the statements in any certificates furnished by the Company or the Trust hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (1) A certificate, dated such Date of Delivery, of
                  the Chairman, President and Chief Executive Officer or a Senior Vice President or Vice President of the Company and of the chief financial officer or chief accounting officer of the Company and of the Regular Trustees of the Trust confirming that the certificate delivered at the Closing Time pursuant to
                  Section 5(c) hereof remains true and correct as of such date of delivery.

                           (2) The favorable opinion of William J. Hallinan,
                  Esq., Senior Vice President and General Counsel of the Company, in form and scope satisfactory to the Representatives and counsel for the Underwriters, dated such Date of Delivery, relating to the Option Preferred Securities to be purchased on such Date of Delivery (and the related Convertible Debentures to be sold to the Trust) and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(6) hereof.

                           (3) The favorable opinions of Skadden, Arps, Slate,
                  Meagher & Flom (Illinois) and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company and Trust, in form and scope satisfactory to the Representatives and to counsel for the Underwriters, dated such Date of Delivery, relating to the Preferred Securities to be purchased on such Date of Delivery (and the related Convertible Debentures to be sold to the Trust) and otherwise to the same effect as the opinions required by Sections 5(b)(2) and 5(b)(6) hereof.

                           (4) The favorable opinion of Shipman & Goodwin LLP,
                  counsel for the Property Trustee and the Guarantee Trustee, in form and scope satisfactory to the Representatives and to counsel to the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(3).

                           (5) The favorable opinion of Morris, James, Hitchens
                  & Williams, counsel for the Delaware Trustee, in form and scope satisfactory to the

                  Representatives and to counsel to the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(4) hereof.

                           (6) The favorable opinion of Brown & Wood LLP,
                  counsel for the Underwriters, dated such Date of Delivery, relating to the Preferred Securities to be purchased on such Date of Delivery (and the related Convertible Debentures to be sold to the Trust) and otherwise to the same effect as the opinion required by Sections 5(b)(5) and 5(b)(6) hereof.

                           (7) A letter from Deloitte & Touche LLP, in form and
                  substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to
                  Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         SECTION 6.  Indemnification.

         (a) The Offerors agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Preferred Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as then amended or supplemented if the Offerors shall have furnished any amendments or supplements thereto), in each case exclusive of documents incorporated or deemed to be incorporated therein by reference, at or prior to the written confirmation of the sale of such Preferred Securities to such person in any case where such delivery is required by the 1933 Act and such untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented).

         (b) The Company agrees to indemnify and hold harmless the Trust against any and all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

         (c) Each Underwriter severally agrees to indemnify and hold harmless the Offerors, the directors of the Company, the Trustees of the Trust, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section , as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or any amendment thereto, including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of the parties indemnified pursuant to Section 6(a) above, counsel to the indemnified party shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to 6(b) and 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to one local counsel per jurisdiction) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent the indemnifying party in its judgment considers such request to be reasonable and
(y) provides written notice to the indemnified party stating the reason it deems the unpaid balance unreasonable, in each case prior to 45 days after receipt by such indemnifying party of the aforesaid request from the indemnified party.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds received by the Offerors from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses but after deducting the total Underwriters' Compensation received by the Underwriters) and the total Underwriters' Compensation received by the Underwriters, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet), bear to the aggregate initial public offering price of the Preferred Securities as set forth on such cover (or corresponding location on the Term Sheet, as the case may be).

         The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each Trustee of the Trust and each person, if any, who controls an Offeror within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Offeror. The obligations of the Offerors to contribute pursuant to this Section 7 are joint and several. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company or Trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Preferred Securities to the Underwriters.

         SECTION 9.  Termination of Agreement.

         (a) The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time at or prior to Closing Time (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in the Preferred Securities or the Common Stock shall have been suspended by the Commission or the NYSE, or trading generally on any of the American Stock Exchange, the NYSE or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by the Nasdaq National Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York authorities. Notice of any such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         (b) If this Agreement is terminated pursuant to this Section , such termination shall be without liability of any party except as provided in
Section 4.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Preferred Securities which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date pursuant to this Agreement, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased on such date pursuant to this Agreement, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligations of the Underwriters to purchase and of the Company to sell the Option Preferred Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

         In the event of any such default by any Underwriter or Underwriters as set forth in this Section which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at the address set forth above; and notices to the Offerors shall be directed to them at 1850 North Central Avenue, P.O. Box 2209, Phoenix, Arizona 85002-2209, attention of Robert J. Fitzsimmons, Senior Vice President, Treasurer and Investor Relations.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and said officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters, on the one hand, and the Company and the Trust, on the other, in accordance with its terms.

                                   Very truly yours,

                                   THE FINOVA GROUP INC.


                                   By: ________________________________________
                                       Name:
                                       Title:


                                   FINOVA FINANCE TRUST


                                   By: ________________________________________
                                                        Trustee


                                   By: ________________________________________
                                                        Trustee


Confirmed and accepted, as of the date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By: ______________________________________
             Authorized Signature

    For themselves and as Representatives of the Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                     Number of
                                                                     Preferred
               Name of Underwriter                                   Securities
               -------------------                                   ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated................
Montgomery Securities.............................................
Morgan Stanley & Co. Incorporated.................................
                                                                     ---------
                Total.............................................   2,000,000
                                                                     =========

                                                                       Exhibit A



                               December    , 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Montgomery Securities
Morgan Stanley & Co. Incorporated
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

         The undersigned, the Chairman, President and Chief Executive Officers of The FINOVA Group Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Montgomery Securities and Morgan Stanley & Co. Incorporated propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and FINOVA Finance Trust, a Delaware business trust (the "Trust"), providing for the public offering of Convertible Trust Originated Preferred Securities (the "Preferred Securities") of the Trust which will be convertible into the common stock, par value $.01 per share (the "Common Stock"), of the Company. In recognition of the benefits that such an offering will confer upon the undersigned as an officer and stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, in my individual capacity, without the prior written consent of Merrill Lynch, directly or indirectly, (i) sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided that the foregoing prohibition shall not be applicable with respect to [the offer to sell, sale or other disposition of any agreement or transaction that transfers or purports to transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock in the event of the acceleration of the vesting or exercisability of, or the termination of transfer or other restrictions with respect, to such shares or securities as a result of a "change of control" of the Company or a "change in control" of the Company, as such terms are defined or referred to in any employee benefit plan of the Company or other similar agreement or other arrangement of the Company to which the undersigned is a party or under which the undersigned is a beneficiary.]

                                   Very truly yours,



                                   Signature: ____________________________
                                              Samuel L. Eichenfield